UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 13, 2010

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2010, Wuhan General Group (China), Inc. (the “Company”) entered into a series of agreements designed to reduce the overhang of the Company’s Series A, B, C, AA, BB and JJ warrants and to simplify the Company’s capital structure.

With respect to the Series A and Series B warrants, each Series A and Series B warrant holder was given the option to (i) sell all or part of such holder’s warrant to Fame Good International Limited, the Company’s controlling stockholder (“Fame Good”), for $0.50 per share of warrant stock pursuant to a Warrant Purchase Agreement entered into by and among the Company, Fame Good and certain warrant holders (the “Warrant Purchase Agreement”) and/or (ii) exchange all or part of such holder’s warrant for the issuance by the Company of 0.5 shares of the Company’s common stock, par value $0.0001 per share, per share of warrant stock pursuant to a Warrant Exchange Agreement entered into by and among the Company and certain warrant holders (the “Series A and B Warrant Exchange Agreement”).  The director and controlling stockholder of Fame Good is Mr. Xu Jie, who currently serves as the Chairman of the Company.

The Series A and Series B warrant holders sold warrants to purchase an aggregate of 3,913,905 shares of common stock to Fame Good under the Warrant Purchase Agreement and exchanged warrants to purchase an aggregate of 9,865,222 shares of common stock with the Company under the Series A and B Warrant Exchange Agreement.  The warrant purchase closed on December 13, 2010, and the warrant exchange with the Series A and Series B warrant holders, other than Fame Good, closed on the same date.  In total, Wuhan General will issue 4,932,609 shares of common stock in connection with the recapitalization of the Series A and Series B warrants.  This amount includes 1,956,952 shares of common stock issuable to Fame Good upon the exchange of the warrants that it purchased from certain Series A and B warrant holders.  The issuance of these shares to Fame Good is subject to stockholder approval.

With respect to its Series C, AA, BB and JJ warrants, the Company entered into a Warrant Exchange Agreement with Fame Good and all of the Series C, AA, BB and JJ warrant holders (the “Series C, AA, BB and JJ Warrant Exchange Agreement”) pursuant to which the Company exchanged all of the outstanding Series C, AA, BB and JJ warrants for the issuance by the Company of (i) 1.372921615 shares of the Company’s common stock per share of Series C warrant stock; (ii) 0.8203 shares of the Company’s common stock per share of Series AA and Series BB warrant stock; and (iii) 0.8288 shares of the Company’s common stock per share of Series JJ warrant stock.  When the Series C, AA, BB and JJ warrant recapitalization closes, the Company expects to issue an additional 2,220,456 shares of common stock to the Series C, AA, BB and JJ warrant holders.  The issuance of these additional shares is subject to stockholder approval.

Once all of the shares have been issued in connection with the warrant recapitalization, the Company will have approximately 32,505,015 shares of common stock outstanding.  After the completion of the transactions, the Company will have one Series A warrant outstanding representing the right to purchase 128,755 shares of the Company’s common stock.  The Company will no longer have any Series B, C, AA, BB or JJ warrants outstanding.

Under the Warrant Purchase Agreement and the Series A and B Warrant Exchange Agreement, each warrant holder agreed to enter into (i) a Waiver (the “Waiver Agreement”) to that certain Lock-Up Agreement, dated February 7, 2007, between the Company and Fame Good (the “Lock-Up Agreement”) and that certain Series A Convertible Preferred Stock Purchase Agreement, dated February 7, 2007, among the Company and the purchasers listed thereunder (the “Stock Purchase Agreement”) and (ii) a Stockholders Agreement with the Company, Fame Good and Mr. Xu (the “Stockholders Agreement”).  Under the Waiver Agreement, the parties agreed to waive those rights under the Stock Purchase Agreement and the Lock-Up Agreement that prevent the disposition of shares of the Company’s common stock by Fame Good, subject to the satisfaction of certain conditions, including the condition that the bid price of the Company’s common stock must equal or exceed $4.00 per share.  Under the Stockholders Agreement, Fame Good agreed (i) to grant to the stockholders party thereto tag-along rights if Fame Good transfers an aggregate of 10% or more of its shares of the Company’s common stock, based on the number of shares held by Fame Good as of February 1, 2010, to a purchaser or affiliated group of purchasers and (ii) to not transfer or otherwise dispose of 50% or more of its shares to a proposed purchaser.  The Waiver Agreement and Stockholders Agreement were entered into on December 13, 2010, and the Lock-Up Agreement and the Stockholders Agreement terminate on February 5, 2011.

The foregoing descriptions of the Warrant Purchase Agreement, Series A and B Warrant Exchange Agreement, Series C, AA, BB and JJ Warrant Exchange Agreement, Waiver Agreement and Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.  The Lock-Up Agreement and Stock Purchase Agreement were filed as Exhibits 10.6 and 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference in this Item 3.02.

The issuance of common stock pursuant to the Series A and B Warrant Exchange Agreement and the Series C, AA, BB and JJ Warrant Exchange Agreement is to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Company is relying upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2010, the Company issued a press release announcing the warrant recapitalization.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 is not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates the information by reference.  By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Warrant Purchase Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc., Fame Good International Limited and certain Series A and B warrant holders.

10.2	Series A and B Warrant Exchange Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc. and certain Series A and B warrant holders.

10.3	Series C, AA, BB and JJ Warrant Exchange Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc. and the Series C, AA, BB and JJ warrant holders.

10.4	Waiver Agreement, dated December 13, 2010, by and among certain holders of the Company’s Series A Convertible Preferred Stock.

10.5
Stockholders Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc., Fame Good International Limited, Mr. Xu Jie and certain holders of the Company’s Series A Convertible Preferred Stock.

99.1	Press Release, dated December 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: December 17, 2010

By:	/s/ Philip Lo
	Name:	Philip Lo
	Title:	Chief Financial Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Warrant Purchase Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc., Fame Good International Limited and certain Series A and B warrant holders.	X
10.2	Series A and B Warrant Exchange Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc. and certain Series A and B warrant holders.	X
10.3	Series C, AA, BB and JJ Warrant Exchange Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc. and the Series C, AA, BB and JJ warrant holders.	X
10.4	Waiver Agreement, dated December 13, 2010, by and among certain holders of the Company’s Series A Convertible Preferred Stock.	X
10.5
Stockholders Agreement, dated December 13, 2010, by and among Wuhan General Group (China), Inc., Fame Good International Limited, Mr. Xu Jie and certain holders of the Company’s Series A Convertible Preferred Stock.
X
99.1	Press Release, dated December 14, 2010.	X